EXHIBIT 99.1

News Release
TranSwitch Corporation Announces
Third Quarter 2011 Financial Results

SHELTON, CT – November 1, 2011 – TranSwitch Corporation (NASDAQ: TXCC), a leading provider of semiconductor solutions for the converging voice, data and video network, today announced financial results for the third quarter ended September 30, 2011.

Net revenues for the third quarter of 2011 were approximately $6.7 million, as compared to net revenues of $7.1 million for the second quarter of 2011 and $12.8 million for the third quarter of 2010.  Net loss for the third quarter of 2011 was ($4.8) million, or ($0.16) per basic and diluted common share, as compared to a net loss of ($3.0) million, or ($0.11) per basic and diluted common share for the second quarter of 2011, and a net loss of ($1.8) million, or ($0.08) per basic and diluted common share for the third quarter of 2010.

The GAAP gross margin for the third quarter was 65%. This is compared to the Company's GAAP gross margin of 67% for the second quarter of 2011, and 56% for the third quarter of 2010.

Total non-GAAP operating expenses for the third quarter of 2011 were $7.4 million, as compared to $7.5 million in the second quarter of 2011 and $6.6 million in the third quarter of 2010. Non-GAAP operating expenses for the third quarter of 2011 exclude $0.4 million in amortization of purchase price intangibles, $0.6 million in stock-based compensation and $0.9 million in restructuring charges along with a benefit of $0.5 million from the reversal of accrued royalties. Total GAAP operating expenses for the third quarter of 2011 were $8.8 million.

Non-GAAP operating loss for the third quarter of 2011 was ($3.1) million, compared to a non-GAAP operating loss of ($2.7) million for the second quarter of 2011 and non-GAAP operating income of $0.6 million for the third quarter of 2010.  On a GAAP basis, the operating loss for the third quarter of fiscal 2011 was ($4.5) million, compared to an operating loss of ($2.9) million for the second quarter of fiscal 2011 and an operating loss of($0.4) million for the third quarter of 2010.

Non-GAAP net loss for the third quarter of 2011 was ($3.4) million, or ($0.11) per share compared with a non-GAAP net loss of ($2.8) million, or ($0.10) per share, for the second quarter of 2011 and a non-GAAP net loss of ($0.8) million, or ($0.04) per share, for the third quarter of 2010.

Further information about non-GAAP measures and reconciliation to the GAAP results is provided after the financial statements attached to this release.

“We continue to make progress on the development of new products for multimedia connectivity and processing,”  stated Dr. M. Ali Khatibzadeh, President and CEO of TranSwitch Corporation. “During the quarter, we launched a complete reference design for LTE fixed wireless applications in the growing 4G wireless broadband market. This reference design includes our Atlanta 2000 processor and software in partnership with LTE modem providers. The emerging 4G LTE fixed-wireless gateway market represents a significant growth opportunity for our telecom business.”

Additional details on TranSwitch’s third quarter 2011 financial results will be discussed during a conference call regarding this announcement today at 5:30 pm Eastern time. To listen to the live call, investors can dial 719-325-2298 and reference confirmation code: 4229642. The call will be recorded and a replay will be available two hours after the conclusion of the live broadcast through November 15, 2011.  To access the replay, dial 719-457-0820 and enter confirmation code: 4229642.  Investors can also access an audio webcast which will be broadcast through Vcall’s Investor Calendar at www.investorcalendar.com or the Company’s website at www.transwitch.com. This audio webcast will also be available on a replay basis for 10 business days.

About TranSwitch Corporation
TranSwitch Corporation (NASDAQ: TXCC)  designs, develops and supplies innovative semiconductor and intellectual property (IP) solutions that provide core functionality for voice, data and video communications equipment for network, enterprise and customer premises applications. Founded in 1988, TranSwitch® is headquartered in Shelton,CT. The Company provides integrated multi-core network processor System-on-a-Chip (SoC) solutions and software solutions for fixed, 3G and 4G Mobile, VoIP and Multimedia Infrastructures.  For the customer premises market the Company offers a family of communications processors that provide best-in-class performance for a range of applications and  also provide interoperable connectivity solutions that enable the reliable distribution and presentation of high-definition (HD) content for consumer electronics and personal computer  markets.  Our intellectual property (IP) products are compliant with global industry standards such as HDMI and DisplayPort and also feature our proprietary HDP™ and AnyCable™ technologies. For more information, please visit www.transwitch.com

Forward-looking statements in this release, including statements regarding management's expectations for future financial results and the markets for TranSwitch's products, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results, involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation the risks associated with downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch’s products and products developed by TranSwitch’s customers; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks in technology development and commercialization;  risks of failing to attract and retain key managerial and technical personnel; risks relating to TranSwitch’s available cash; risks associated with acquiring new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; and other risks detailed in TranSwitch's filings with the Securities and Exchange Commission.

TranSwitch expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in expectations or any change in events, conditions or circumstances on which any such statement is based.

TranSwitch is a registered trademark of TranSwitch Corporation.

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures (Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call or webcast to the most directly comparable financial measure prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The reconciliation for historic non-GAAP measures is provided herein on a quantitative basis and for non-GAAP measures that are forward-looking is provided herein on a qualitative basis.

The non-GAAP measures used in this earnings release and related conference call differ from GAAP in that they exclude expenses related to stock-based compensation, amortization of intangible assets, the effects of special charges such as asset impairments, restructuring charges and benefits from the reversal of accrued royalties. The Company’s basis for these adjustments is described below. Management uses these non-GAAP measures for internal reporting and forecasting purposes. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company’s historical and prospective financial performance.

Management uses these non-GAAP financial measures when evaluating the Company’s operating performance and believes that such measures are useful to investors and financial analysts in assessing the Company’s operating performance due to the following factors:

•
The Company believes that the presentation of non-GAAP measures that adjust for the impact of stock-based compensation expenses, amortization of intangible assets, the effects of special charges such as asset impairments and restructuring charges and benefits from the reversal of accrued royalties provides investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company’s operating results and underlying operational trends.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges, asset impairments, employee separation costs and stock-based compensation related expenses.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. Please see our financial statements and "Management's Discussion and Analysis of Results of Operations and Financial Condition" that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

For more information contact:

Robert A. Bosi
Vice President and Chief Financial Officer
Phone: 203.929.8810 ext. 2465

Mary Lombardo
Investor Relations
Phone: 203.929.8810 ext. 2254

TranSwitch Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except for per share amounts)

	Three Months Ended			Nine Months Ended
	Sep. 30, 2011	June 30, 2011	Sep. 30, 2010	Sep. 30, 2011	Sep. 30, 2010
Net revenues:
Product revenues	$4,855	$4,016	$11,017	$14,682	$34,838
Service revenues	1,810	3,037	1,828	7,263	4,890
Total net revenues	6,665	7,053	12,845	21,945	39,728

Cost of revenues:
Cost of product revenues	1,425	1,305	4,941	4,510	15,500
Provision for excess and obsolete inventories	26	—	96	186	657
Cost of service revenues	917	1,034	673	2,955	2,202
Total cost of revenues	2,368	2,339	5,710	7,651	18,359
Gross profit	4,297	4,714	7,135	14,294	21,369

Operating expenses:
Research and development	4,672	4,490	3,714	13,727	11,422
Marketing and sales	1,772	2,076	1,938	5,836	5,670
General and administrative	1,925	1,915	1,881	5,699	5,711
Restructuring charges	924	—	(4)	1,391	398
Reversal of accrued royalties	(455)	(825)	—	(2,030)	—
Total operating expenses	8,838	7,656	7,529	24,623	23,201
Operating loss (Note 1)	(4,541)	(2,942)	(394)	(10,329)	(1,832)

Other (expense) income:
Other (expense) income	23	(8)	(869)	10	101
Interest income (expense):
Interest income	8	68	17	100	54
Interest expense	(44)	(68)	(173)	(237)	(547)
Interest expense, net	(36)	—	(156)	(137)	(493)
Total other expense, net	(13)	(8)	(1,025)	(127)	(392)

Loss before income taxes	(4,554)	(2,950)	(1,419)	(10,456)	(2,224)
Income tax expense	233	49	392	479	557
Net loss	$(4,787)	$(2,999)	$(1,811)	$(10,935)	$(2,781)

Net loss per common share – basic and diluted	$(0.16)	$(0.11)	$(0.08)	$(0.40)	$(0.13)

Weighted average common shares outstanding – basic and diluted	30,475	26,853	23,326	27,019	21,735

Note 1: Stock-based compensation expense included in cost of revenues and operating expenses is as follows:
Cost of revenues	$11	$16	$34	$48	$72
Research and development	195	218	195	624	607
Marketing and sales	111	122	101	361	237
General and administrative	286	295	251	903	678
Total	$603	$651	$581	$1,936	$1,594

TranSwitch Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	September 30, 2011	December 31, 2010

ASSETS

Current assets:
Cash, cash equivalents, restricted cash and short-term investments	$11,104	$7,835
Accounts receivable, net	6,665	7,907
Inventories	2,172	2,555
Prepaid expenses and other current assets	2,773	2,089
Total current assets	22,714	20,386

Property and equipment, net	1,313	1,239
Goodwill	14,144	14,144
Other assets	8,790	10,049
Total assets	$46,961	$45,818

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$11,580	$14,120
Current portion of restructuring liabilities	1,805	891
Current portion of 5.45% Convertible Notes	—	3,758
Total current liabilities	13,385	18,769

Restructuring liabilities	9,783	10,317
Total liabilities	23,168	29,086
Total stockholders’ equity	23,793	16,732
Total liabilities and stockholders’ equity	$46,961	$45,818

TRANSWITCH CORPORATION
Supplemental Reconciliation of GAAP Results to Non-GAAP
(Unaudited)
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	Sep 30,	June 30,	Sep 30,	Sep 30,	Sep 30,
	2011	2011	2010	2011	2010

GAAP gross profit	$4,297	$4,714	$7,135	$14,294	$21,369
Add:
Stock-based compensation	11	16	34	48	72
Non-GAAP gross profit	$4,308	$4,730	$7,169	$14,342	$21,441

GAAP gross margin	64.5%	66.8%	55.5%	65.1%	53.8%
Stock-based compensation	0.2%	0.2%	0.3%	0.2%	0.2%
Non-GAAP gross margin	64.6%	67.1%	55.8%	65.4%	54.0%

GAAP research and development expenses	$4,672	$4,490	$3,714	$13,727	$11,422
Less:
Amortization of purchase accounting intangibles	114	113	113	340	340
Stock-based compensation	195	218	195	624	607
Non-GAAP research and development expenses	$4,363	$4,159	$3,406	$12,763	$10,475

GAAP selling, general, and administrative expenses	$3,697	$3,991	$3,819	$11,535	$11,381
Less:
Amortization of purchase accounting intangibles	283	283	283	849	849
Stock-based compensation	397	417	352	1,264	915
Non-GAAP selling, general, and administrative expenses	$3,017	$3,291	$3,184	$9,422	$9,617

GAAP operating expenses	$8,838	$7,656	$7,529	$24,623	$23,201
Less:
Amortization of purchase accounting intangibles	397	396	396	1,189	1,189
Stock-based compensation	592	635	547	1,888	1,522
Reversal of accrued royalties	(455)	(825)	-	(2,030)	-
Restructuring charges	924	-	(4)	1,391	398
Non-GAAP operating expenses	$7,380	$7,450	$6,590	$22,185	$20,092
Non-GAAP operating (loss) income	$(3,072)	$(2,720)	$579	$(7,843)	$1,349

GAAP net loss	$(4,787)	$(2,999)	$(1,811)	$(10,935)	$(2,781)
Add:
Amortization of purchase accounting intangibles	397	396	396	1,189	1,189
Stock-based compensation	603	651	581	1,936	1,594
Reversal of accrued royalties	(455)	(825)	-	(2,030)	-
Restructuring charges	924	-	(4)	1,391	398
Non-GAAP net (loss) income	$(3,318)	$(2,777)	$(838)	$(8,449)	$400

Non-GAAP basic net (loss) income per share	$(0.11)	$(0.10)	$(0.04)	$(0.31)	$0.02
Basic shares used to calculate non-GAAP net loss per share	30,475	26,853	23,326	27,019	21,735